UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-1
             Registration Statement Under the Securities Act of 1933

                                    BIO-STUFF
             (Exact Name of Registrant As Specified In Its Charter)
      Nevada                                                   Applied For
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification       Identification
     organization)                Code Number: 3080)               Number)

                             Joao Prata dos Santos
                                    76 Rua da Misericordia, Suite 214
                                       1200-273 Lisbon, Portugal
                       Telephone: 351 91 865 89 93
                      (Address, and telephone number
                       of principal executive offices)

                                   Copies to:
                                 Diane D. Dalmy
                                 Attorney at Law
                              8965 W. Cornell Place
                            Lakewood, Colorado 80227
                            303.985.9324 (telephone)
                               303.988.6954 (fax)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.


Large accelerated filer [  ]             Accelerated filer   [  ]
Non-accelerated filer  [  ]              Smaller reporting company [x]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED        PROPOSED      AMOUNT OF
SECURITIES TO BE         TO BE      MAXIMUM         MAXIMUM      REGISTRATION
REGISTERED             REGISTERED OFFERING PRICE   AGGREGATE        FEE
                                    PER SHARE      OFFER PRICE

Common Stock           7,500,000    $ .05      $  375,000      $  20.93
Common Stock           1,776,100    $ .05      $   88,805      $   4.96
                       ---------               ----------       -------
Total                  9,276,100               $  463,805      $  25.89

(1) Represents common stock being registered on behalf of Selling Security Holders.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated March 23, 2009.  SUBJECT TO COMPLETION

                                    $375,000

Up to 7,500,000 common shares at $.05 per common share and 1,776,100 common shares on behalf of selling security holders.

                                    BIO-STUFF

We are registering 7,500,000 common shares for the aggregate offering price of $375,000 and 1,776,100 common shares on behalf of selling security holders. We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The primary offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2009. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

Our common stock is currently not listed on the NASD Over-The-Counter Bulletin Board.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts. No one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

The 1,776,100 common shares included in this prospectus may be offered and sold directly by the selling security holders. The selling security holders must sell at a fixed price of $.05 until our shares are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices. We will not control or determine the price at which a selling security holder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Proceeds of the Offering
                                     Per Common Share      Total
Offering Price                            $.05           $375,000
Proceeds to BIO-STUFF, before expenses    $.05           $375,000

                                TABLE OF CONTENTS
Prospectus Summary                                                 5
Risk Factors                                                       7
Forward Looking Statements                                        12
Selling Security Holders                                          13
Use of Proceeds                                                   13
Plan of Distribution                                              14
Business Operations                                               16
Dilution                                                          19
Dividend Policy                                                   20
Determination of Offering Price                                   21
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                             21
Directors, Executive Officers Control Persons                     24
Security Ownership of Certain Beneficial Owners
  and Management                                                  26
Certain Relationships and Related Transactions                    26
Description of Capital Stock                                      26
Shares Eligible for Future Sale                                   27
Disclosure of Commission Position on Indemnification              28
Market for Common Equity and Related Stockholder Matters          28
Experts                                                           29
Legal Proceedings                                                 29
Legal Matters                                                     29
Where You Can Find More Information                               29
Financial Statements                                              32
Information Not Required in Prospectus
Signatures

                               PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

GENERAL
                         BIO-STUFF was incorporated in the State of Nevada on November 14, 2008. Our principal executive offices are located at 76 Rua da Misericordia, Suite 214, 1200-273 Lisbon, Portugal. Telephone 351 91 865 89 93


OPERATIONS
                         BIO-STUFF is a design and development company of environmentally friendly waste disposal products for resorts and beaches using bio-degradable plastics. The "bio-Ashtray" is the first product the company has created. BIO-STUFF intends to create a prototype and website to begin marketing the `bio-Ashtray" in the spring months of 2009 to beach resorts and public beaches. BIO-STUFF intends to create additional bio-degradable products ranging from plastic cutlery, cups and trash bins that promote easy disposal of waste by individuals enjoying open air events thereafter maintaining a low environmental impact when recycled.

                         Joao Prata dos Santos, our soul officer and director is an established designer for contemporary furniture creation, high end luxury interiors and industrial product design. His background ranges between consultancy for product concept and development, enterprise management and magazine collaboration on luxury and lifestyle issues. Mr. Prata has over 10 years experience as a self made business man, with in depth knowledge over international intellectual property registration and legislations.

                         We have an accumulated deficit of $(4,888) as of December 31, 2008. In their opinion on our financial statements as of and for the year ended December 31, 2008, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

COMMON STOCK
 OUTSTANDING
                         8,876,100

COMMON SHARES BEING
 SOLD IN THIS OFFERING
                         7,500,000

COMMON SHARES BEING
  REGISTERED ON
  BEHALF OF SELLING
SECURITY HOLDERS
                         1,776,100



OFFERING PERIOD
                         The primary offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2009. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

SALES BY SELLING
SECURITY HOLDERS
                         The selling security holders must sell at a fixed price of $.05 until our shares are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.

                         We are registering common shares on behalf of the selling security holders in this prospectus. We will not receive any cash or other proceeds in connection with the subsequent sales. We are not selling any common shares on behalf of selling security holders and have no control or affect on the selling security holders.

MARKET FOR OUR
 COMMON STOCK
                         Our common stock is not listed on the NASD
                         Over-The-Counter Bulletin Board. We can provide no assurance that there will be an active market for our common stock.

COMMON STOCK CONTROL
                         Joao Prata dos Santos, the sole officer and director, and our founders currently own and will continue to own sufficient common shares to control the operations of BIO-STUFF.

                                  RISK FACTORS

BIO-STUFF's business is subject to numerous risk factors. The following is a discussion of all of the material risks relating to the offering and our business.

1. WE HAVE NOT YET COMMENCED OPERATIONS AND FUTURE FINANCIAL RESULTS ARE UNCERTAIN. YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We have not yet commenced operations and future financial results are uncertain. We cannot assure you that BIO-STUFF can operate in a profitable manner. We have an accumulated deficit of $4,888 as of December 31, 2008. Further, we do not expect positive cash flow from operations in the near term. Prior to the commencement of materialoperations, we anticipate that we will incur increased operating expenses without realizing any material revenues. We therefore expect to incur significant losses into the foreseeable future. Continuing losses may exhaust our limited capital resources and force us to discontinue operations. Even if we obtain financing and/or future revenues sufficient to commence and expand operations, increased production or marketing expenses would adversely affect liquidity of BIO-STUFF. We may never become profitable.

2. THERE IS NO MINIMUM OFFERING AMOUNT OR A FORMAL ESCROW ACCOUNT. IF WE DO NOT RAISE SUFFICIENT FUNDS TO REACH PROFITABLE OPERATIONS, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

There is no minimum offering amount. All of the proceeds will be deposit directly into our operating account. We have not set up an escrow account, trust account or made other similar arrangements. As a result, we cannot assure you we can raise sufficient funds to reach profitable operations. You may lose your entire investment.

3. THE INITIAL PRICES OF $.05 MAY HAVE LITTLE OR NO RELATIONSHIP TO THE MARKET PRICE.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares. The initial prices may have little no relationship to the market price.

4. BIO-STUFF HAS NEVER PAID DIVIDENDS AND HAS NO PLANS TO PAY DIVIDENDS AT ANY TIME IN THE NEAR OR DISTANT FUTURE.

BIO-STUFF has never paid dividends on its capital stock, and BIO-STUFF does not anticipate paying any dividends for the foreseeable or distant future. Our present business plan does not include, for the foreseeable future and beyond, any payments of dividends to stockholders. Stockholders' sole strategy for any return on their investments will be the potential for the increase in the value of their stock and the possibility of liquidating their stock positions.

5. THE POTENTIAL INVESTORS IN THIS OFFERING WILL SUFFER A SUBSTANTIAL DILUTION IN THEIR STOCK VALUE, WHICH THE PRESENT INVESTORS WILL SEE A SIGNIFICANT GAIN IN THEIR STOCK VALUE.

Our sole officer and director and founders have acquired their controlling interest in us at an average (weighted) cost per share substantially less than the public offering price of $.05 per common share. If the maximum is sold, they will own 8,876,100 or 54.20% of our issued and outstanding common shares for which they will have paid only $24,897 or $.001 and $.01 per common share in cash. This compares with 7,500,000 common shares held by the remaining shareholders, for which they paid an aggregate consideration of $375,000 or $0.05 per common share. These 7,500,000 common shares will constitute 45.80% of the issued and outstanding common shares following this offering if the maximum offering amount is sold. As a result, the financial risk of our proposed activities will be borne primarily by the public investors, who, upon completion of this offering, will have contributed the significantly greater portion of our capital.

6. FUTURE STOCK ISSUANCES COULD DILUTE BOTH EXISTING AND EVEN FUTURE
SHAREHOLDERS.

It is not now known what stock issuances we might find advisable or otherwise be required to undertake in the future in order to obtain profitable operations, stock issuances which, if they occurred, would substantially dilute existing shareholders. Further, such sales or issuances, if substantial, might also adversely affect our ability to raise additional equity capital in the future.

7. SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL.

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our common shares may be forced to sell such shares at prices below the price they paid for their shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

8. WE DO NOT HAVE AN ACTIVE MARKET IN OUR SECURITIES. IF OUR COMMON STOCK HAS NO ACTIVE TRADING MARKET, YOU MAY NOT BE ABLE TO SELL YOUR COMMON SHARES AT ALL.

Currently there is no public market whatsoever for our securities. We will obtain a market maker to file an application with the NASD on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker's application will be accepted by the NASD. If the application is accepted, there can be no assurances as to whether any market for our common shares will develop or the prices at which our common stock will trade. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common shares, developments affecting our business, including the factors referred to elsewhere in these Risk Factors, investor perception of BIO-STUFF and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our common shares. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

9. OUR STOCK WILL BE A "PENNY STOCK" UNDER THE FEDERAL SECURITIES REGULATION. THE SPECIAL RULES APPLICABLE TO THE SALE OF PENNY STOCKS MAY MAKE OUR STOCK LESS LIQUID AND HARDER FOR INVESTORS TO BUY AND SELL OUR SHARES.

Under the rules of the Securities and Exchange Commission, BIO-STUFF's common stock will come within the definition of a "penny stock" because the price of BIO-STUFF's common stock is below $5.00 per share. As a result, BIO-STUFF common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser,
   - Receive the purchaser's written consent to the transaction; and
   - Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell BIO-STUFF common stock. An investment in our securities is not likely to be very liquid, and because of the additional requirements, many brokers do not participate in penny stock transactions. As a result, you may have a harder time buying or selling our shares.

10. THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF BIO-STUFF TO CONTINUE ITS OPERATIONS AS A GOING CONCERN.

In their audit report dated March 23, 2009; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to BIO-STUFF, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See "Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

11. SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to (i) initiating the Company's sales and marketing campaign; (ii) sample material costs; (iii) administrative expenses;
(iv) the expenses of this offering and (v) other general corporate and working capital purposes.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

12. IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues once we have started our sales, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company's ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

13. WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on November 14, 2008 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

14. BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

15. AS THE COMPANY'S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Santos, our sole officer and director, has other activities and currently devotes approximately 15-20 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Santos, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company's business. However, he may not be able to devote sufficient time to the management of the Company's business, which may result in periodic interruptions in implementing the Company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

16. IN CASE THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company's creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

17. THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST.

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

                           FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of BIO-STUFF, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by BIO-STUFF, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                            SELLING SECURITY HOLDERS

BIO-STUFF shall register pursuant to this prospectus 1,776,100 common shares currently outstanding for the account of the following selling security holders. The percentage owned prior to and after the offering reflects all of the then outstanding common shares.

The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holder.

Name                      Amount   Total Number  % Owned      Number of     % Owned
                          Being       Owned      Prior to    Shares Owned    After
                       Registered   Currently    offering   After offering  offering

Patricia Costa           200,000      200,000      2.24%         0              0%
Jose Mano Lobo           200,000      200,000      2.24%         0              0%
Jose Morbey Lobo         200,000      200,000      2.24%         0              0%
Norma Grace Lobo         200,000      200,000      2.24%         0              0%
Pedro Santos             100,000      100,000      1.12%         0              0%
Jorge Oliveira           100,000      100,000      1.12%         0              0%
Isabel Morbey Lobo       100,000      100,000      1.12%         0              0%
Anna Maria Morbey Lobo   100,000      100,000      1.12%         0              0%
Pedro Domingues          100,000      100,000      1.12%         0              0%
Bianca Lobo               58,600       56,800       .66%         0              0%
Anne Mymiae               58,600       56,800       .66%         0              0%
Casimiro p Santos         50,000       50,000       .56%         0              0%
Frantz Pignsul            50,000       50,000       .56%         0              0%
Claudia Brito Vaz         50,000       50,000       .56%         0              0%
Sandra Brigido            42,500       42,500       .48%         0              0%
Joao Brigido              42,500       42,500       .48%         0              0%
Filipe Ferro              42,500       42,500       .48%         0              0%
Marina Palma              42,500       42,500       .48%         0              0%
Anna Pollinger            42,500       42,500       .48%         0              0%

                                 USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of BIO-STUFF. We will be attempting to raise up to $375,000, minus expenses of $10,018.23, from the sale of our common shares. These proceeds will be used as follows:

GROSS PROCEEDS                $375,000                 $300,000

Expenses                       $10,018                  $10,018
                              ________                 ________
Net Proceeds                  $364,982                 $289,982

Create prototype of the         $2,000                   $2,000
bio-Ashtray.

Create metal mold for           $3,000                   $3,000
production.

Creation of biostuff.org        $3,000                   $3,000
Website.
US patent of the bio-Ashtray.  $20,000                  $20,000

Initial marketing campaign.    $35,000                  $35,000
Inventory of the
bio-ashtray.                   $60,000                  $60,000

Working Capital.               $15,000                  $15,000
                              ________                 ________
Net Proceeds                  $364,982                 $289,982

GROSS PROCEEDS                $200,000                 $100,000
Expenses                       $10,010                  $10,018
                              ________                 ________
Net Proceeds                  $189,982                 $ 89,982

Create prototype of the         $2,000                   $2,000
bio-Ashtray.
Create metal mold for           $3,000                   $3,000
production.
Creation of biostuff.org        $3,000                   $3,000
Website.
US patent of the bio-Ashtray.  $20,000                  $20,000

Initial marketing campaign.    $35,000                  $35,000
Inventory of the
bio-ashtray.                   $60,000                        0

Working Capital.               $15,000                  $15,000
                              ________                 ________
Net Proceeds                  $189,982                 $ 89,982

In the event we are not successful in selling all of the securities to raise at least $100,000, we would give priority to allocating capital to complete everything up to but not including the inventory estimated at $78,000. We would need to fund an additional $60,000 for the inventory in a yet to be determined manner. If we raise $200,000 and above we would increase the marketing and inventory budgets accordingly. Any remaining capital would be used to fund our working capital needs.




                              PLAN OF DISTRIBUTION

This prospectus relates to the sale of 7,500,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our sole officer and director to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares he may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Joao

Prata dos Santos will sell the common shares and intends to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Joao Prata dos Santos, sole officer and director of BIO-STUFF. Mr. Santos will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Santos. Mr. Santos is not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, Mr. Santos primarily performs substantial duties on behalf of BIO-STUFF otherwise than in connection with transactions in securities. Mr. Santos was not a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before September 31, 2009, unless extended by us for an additional 90 days.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   - Receive the purchaser's written consent to the transaction; and
   - Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

                               BUSINESS OPERATIONS

BIO-STUFF was incorporated in the State of Nevada on November 14, 2008. Since inception Joao Prata dos Santos is the only person to act as a director or officer of the company. Mr. Santos has acquired 7,100,000 shares of our common stock at a price of $0.001 US per share for a total purchase price of $7,100.

BIO-STUFF is a design and development company of environmentally friendly waste disposal products for resorts and beaches using bio-degradable plastics. The "bio-Ashtray" is the first product the company has created. BIO-STUFF intends to create a prototype and website to begin marketing the `bio-Ashtray" in the spring months of 2009 to beach resorts and public beaches. BIO-STUFF intends to offer advertising print on the bio-Ashtray to customers such as beach hotels, resorts or for promoters of open air events. Such promoters could be beverage, food or fashion wear companies. BIO-STUFF intends to create additional bio-degradable products ranging from plastic cutlery, cups and trash bins that promote easy disposal of waste by individuals enjoying open air events thereafter maintaining a low environmental impact when recycled. Any sort of out-door event should be accompanied by our product, making simple and cheap to prevent large numbers of people polluting the surrounding environment with cigarette butts.

Once a successful marketing campaign has commenced BIO-STUFF will have the bio-Ashtray manufactured by a yet to be determined manufacturer of plastic products in Lisbon Portugal. We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into sales agreements and delivery of our first product the bio-Ashtray. We are presently in the development stage of our business and we can provide no assurance that a commercially viable product will be accepted by the market place.


                                MARKET OPORTUNITY

The market for the bio-Ashtray is potentially equivalent to the amount of international beach goers who smoke and a world that is trending towards environmental awareness. BIO-STUFF intends to market the bio-Ashtray as a means for companies to advertise their products in print on the bio-Ashtray itself. The target companies would be companies that excel in open air events such as beverage and tobacco companies.

About 4.5 trillion cigarettes are littered worldwide annually. A large percentage of these end up on beaches and pollute oceans, lakes and waterways. Cigarette filters are made of cellulose acetate tow which can take decades to degrade. Global awareness continues to grow. We believe that people when given the opportunity will take advantage and use the bio-Ashtray. Several websites and online articles aimed at creating awareness of cigarette pollution are:

HTTP://WWW.CIGARETTELITTER.ORG/

HTTP://WWW.LONGWOOD.EDU/CLEANVA/CIGBUTTHOWMANY.HTM

HTTP://POLLUTION-CONTROL.SUITE101.COM/ARTICLE.CFM/ANOTHER_REASON_TO_STOP_SMOKING

HTTP://WWW.LITTERBUTT.COM/V3/STOPLITTER/LINKS.ASPX

HTTP://ARTICLES.LATIMES.COM/2004/OCT/22/LOCAL/ME-BUTTS22

HTTP://WWW.ITWIRE.COM/CONTENT/VIEW/12726/1154/


                                    MARKETING

BIO-STUFF intends to market the bio-Ashtray both online and by traditional marketing methods.

Online marketing will be done via its website once completed in the spring months of 2009 and various online search engines. The online marketing campaign will use banner ads, button ads and links, strategic relationships with portals and affiliate programs.

Traditional marketing efforts will focus on introducing the product to beach resorts, public beach management authorities, beverage companies, tobacco companies and other brands that wish to promote in open air environments. Magazines and small local publications may opt to use the bio-Ashtray as an added value gift, contributing in this way for people to choose purchasing their magazine.

The bio-Ashtray is to be distributed free as an outdoor accessory by all companies that purchase it from us, so it becomes imperative to merchandise this "give away" with our clients name printed clearly on the outside of the product in a way to easily identify the brand or company name that is offering it to people.


                       DESCRIPTION OF BIO-STUFF'S PRODUCTS

BIO-STUFF'S initial product will be its bio-Ashtray. Unlike many other ashtrays for the beach the bio-Ashtray can fold up and fit into the pages of a magazine. Most other beach ashtrays are cone shaped and awkward to carry. This product has the special ability of being 1 piece only, easily mounted by the person using it, and in this way, it is able to comprise a very low volume shape when not in use. In its flattened mode the "bio-Ashtray" fits perfectly between the pages of a magazine or small book. The product will be made from %100 bio-degradable plastic.

BIO-STUFF intends to create additional bio-degradable products for open air events ranging from plastic cutlery, cups and trash bins.


                                   COMPETITION

HTTP://WWW.SZ-WHOLESALE.COM/SHENZHEN_CHINA_PRODUCTS/BEACH-ASHTRAY_1.HTM

HTTP://WWW.TRADERSCITY.COM/BOARD/PRODUCTS-1/OFFERS-TO-SELL-AND-EXPORT-1/
       DISPOSABLE-BEACH-ASHTRAY-16055/

HTTP://ECOLAD.COM/PRODUCTS/BUTTSOUT-PERSONAL-ASHTRAYS


                                     REVENUE

BIO-STUFF will generate revenue through the sale of our bio-Ashtray if the company is able to successfully market and sell the product. We believe we can sell the product with advertising print for approximately $3.50 each at a production cost of $1.50.


                       TWELVE MONTH OBJECTIVES BIO-ASHTRAY

_________________________________________________________________________________________________________
TWELVE MONTH OBJECTIVES                                   ANTICIPATED COSTS             TIME FRAME
_________________________________________________________________________________________________________
                                                                                   2 months. Complete by
1.   Complete prototype.                                        $2,000                  May 1, 2009
_________________________________________________________________________________________________________
                                                                                   2 months. Complete by
2.   Complete metal mold for production.                        $3,000                 June 1, 2009
_________________________________________________________________________________________________________
                                                                                   2 months. Complete by
3.   Creation of biostuff.org website.                          $3,000                 June 1, 2009
_________________________________________________________________________________________________________
                                                                                    8-12 months. Start by
                                                                                   June 1, 2009 (Dependent
4.   US patent of the bio-Ashtray.                             $20,000            on additional financing.)
_________________________________________________________________________________________________________
                                                                                     3 months. Start by
                                                                                        July 1, 2009
                                                                                       (Dependent
                                                                                      upon additional
5.   Initial marketing campaign.                               $35,000                   financing.)
_________________________________________________________________________________________________________
                                                                                      (Dependent upon
6.   Inventory.                                                $60,000             additional financing.)
_________________________________________________________________________________________________________

TOTAL COSTS.                                                  $123,000
_________________________________________________________________________________________________________

If insufficient funds are raised in this offering, management will pursue alternative forms of funding, not yet determined, necessary to reach the objectives described above.

EMPLOYEES
We have no employees. For the foreseeable future, we intend to use the services of independent consultants to perform various professional services, including legal and tax services. We intend to use the services of independent engineers and manufacturers to manufacture our product. Our sole officer and director Joao Prata dos Santos will complete the design of the product and website as well as the implementation of a marketing strategy. In 12 months time the company would like to hire a CFO and employees for marketing our product.

REPORTS TO SECURITY HOLDERS
We intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at:
HTTP://WWW.SEC.GOV that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

PROPERTIES
Our principal executive offices are located at 76 Rua da Misericordia, Suite 214, 1200-273 Lisbon, Portugal, Telephone 351 91 865 89 93. These offices consist of 200 square feet which are provided at no cost by RecStand, a company owned and operated by BIO-STUFF's sole director and president Joao Prata dos Santos.



                                    DILUTION

Assuming completion of the offering, there will be up to 16,376,100 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

FUNDING LEVEL                  $375,000     $300,000     $200,000     $100,000
______________________________________________________________________________

Offering price                    $.05          $.05         $.05         $.05

Net tangible book
  value per common
  share before offering          .0022         .0022        .0022        .0022
Increase per common
  share attributable to
  investors                      .0194         .0155        .0103        .0052

Pro forma net tangible
  book value per
  common share after
  offering                       .0216         .0177        .0125        .0074

Dilution to investors
Dilution as a
  percentage of
  offering price


Based on 8,876,100 common shares outstanding as of December 31, 2008 and total stockholder's equity of $24,897 utilizing unaudited December 31, 2008 financial statements.

Since inception, the sole officer, director has paid an aggregate average price of $.001 per common share in comparison to the offering price of $.05 per common share.

FURTHER DILUTION
BIO-STUFF may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of BIO-STUFF'S common shares and investors in this offering.



                                 DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.



                         DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by BIO-STUFF based on the financial needs of BIO-STUFF without regard to the book value or market value, if any, of our common shares.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

TRENDS AND UNCERTAINTIES
BIO-STUFF is a development stage company, has not commenced material operations and has sustained a loss to date.

INVESTING ACTIVITIES
For the period since inception, November 14, 2008 to December 31, 2008, BIO-STUFF did not pursue any investing activities.

FINANCING ACTIVITIES
For the period since inception, November 14, 2008 to December 31, 2008, BIO-STUFF received proceeds from the sale of stock of $24,897 resulting in net cash provided by financing activities of $24,897.

RESULTS OF OPERATIONS
We are a development stage company and have not yet commenced operations.

RECENT ACCOUNTING PRONOUNCEMENTS
In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the BIO-STUFF's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on BIO-STUFF's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. BIO-STUFF has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. BIO-STUFF currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). BIO-STUFF will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on BIO-STUFF's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.'This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. BIO-STUFF will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on our financial position, results of operations or cash flows.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities--Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. We will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on our financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. BIO-STUFF will adopt this statement March 1, 2009, and it is not believed that this will have an impact on our financial position, results of operations or cash flows.


                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Our officer was elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. We currently have one officer and director Joao Prata dos Santos.

Our sole officer and director is as follows:

NAME AND ADDRESS            AGE          POSITIONS HELD           TERM

Joao Prata dos Santos
Bairro Calcada dos
Mestyres 11, N9
Lisbon, Portugal,
1070-192                     30          CEO, CFO, Controller   Inception
                                         Director               to present


BUSINESS EXPERIENCE
Mr. Santos is an established designer for contemporary furniture creation, high end luxury interiors and industrial product design. His background ranges between consultancy for product concept and development, enterprise management and magazine collaboration on luxury and lifestyle issues. Mr. Santos has over 10 years experience as a self made business man, with in depth knowledge over international intellectual property registration and legislations.

As a designer and brand consultant, Mr. Santos created his solely owned company called PRATASTUDIO in 2004 that successfully implemented a simple industrial product called the RECstand, achieving international recognition by selling in some of the most important design shops worldwide (like COLETTE in Paris or VICON in Barcelona), as well as invitations to the top of pop events like SUPERSTUDIO PIU in Milan during the Saloni de Mobile. The RECstand is a stylish and universal CD storage system created from soft rubber. The patent for this product has been filed and approved in 45 countries and is sold internationally. In 1999 Mr. Santos received a diploma on technical drawing for space and design from the Lisbon School of Fine Arts in Portugal.

CODE OF ETHICS POLICY
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

CORPORATE GOVERNANCE
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
Our sole director, executive officer and control person has not been involved in any of the following events during the past five years:
  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


EXECUTIVE COMPENSATION
We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

To date, no compensation has been paid to our sole officer.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to our sole director in his capacity as such.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 12, 2009, the number and percentage of outstanding shares of BIO-STUFF common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

                                                          PERCENTAGE
NAME                             AMOUNT    PERCENTAGE    AFTER OFFERING

Joao Prata dos Santos           7,100,000    79.99%           43.34%

Officers and Directors
As a group (1 person)           7,100,000    79.99%           43.34%



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DIRECTOR INDEPENDENCE
BIO-STUFF's board of directors consists of Joao Prata dos Santos. He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

During the year ended December 31, 2008, there were no transactions with related persons.


                          DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of BIO-STUFF's certificate of incorporation and bylaws, as amended.

COMMON SHARES
BIO-STUFF's articles of incorporation authorize it to issue up to 100,000,000 common shares and no preferred shares, $0.001 par value per common share.


LIQUIDATION RIGHTS
Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of BIO-STUFF legally available for distribution to shareholders after the payment of all debts and other liabilities.

DIVIDEND RIGHTS
There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. BIO-STUFF has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of BIO-STUFF.

Accordingly, future dividends, if any, will depend upon, among other considerations, BIO-STUFF's need for working capital and its financial conditions at the time.

VOTING RIGHTS
Holders of common shares of BIO-STUFF are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

OTHER RIGHTS
Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares. Common Shares do not have cumulative voting features.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

TRANSFER AGENT
BIO-STUFF to date has not appointed a transfer agent for the company.


                         SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 8,876,100 shares of our common stock outstanding of which no common shares may be freely traded without restriction.

Upon the effectiveness of this registration statement, up to an additional 7,500,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of BIO-STUFF is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

   -   one percent of the number of then outstanding shares of common stock, or

   - the average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of BIO-STUFF under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION
Our common stock is not traded over the counter or quoted by the Over The Counter Bulletin Board (OTCBB).

DIVIDENDS
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


                                     EXPERTS

The financial statements of BIO-STUFF appearing in this registration statement have been audited by Thomas J. Harris, CPA, of Seattle Washington. Independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.


                                  LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Diane D. Dalmy, Attorney At Law, Lakewood Colorado.


                       WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

BIO-STUFF 76 Rua da Misericordia, Suite 214,
1200-273 Lisbon, Portugal
Telephone 351 91 865 89 93

Attention: Joao Prata dos Santos, Chief Executive Officer

Our fiscal year ends on December 31st. Upon completion of the offering, we will be a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be available to the public on the SEC Internet site at http:\\www.sec.gov

                              FINANCIAL STATEMENTS


                                                                       BIO-STUFF
                                                   INDEX TO FINANCIAL STATEMENTS





REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-1


BALANCE SHEET:
     December 31, 2008                                                       F-2

STATEMENTS OF OPERATIONS:
     For the year ended December 31, 2008                                    F-3

STATEMENTS OF STOCKHOLDERS' DEFICIT:
     For the year ending December 31, 2008                                   F-4

STATEMENTS OF CASH FLOWS:
     For the year ending December 31, 2008                                   F-5

NOTES TO FINANCIAL STATEMENTS:
     December 31, 2008                                                       F-6

                                THOMAS J. HARRIS
                           CERTIFIED PUBLIC ACCOUNTANT
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
BIO-STUFF
CARSON CITY, NEVADA

We have audited the balance sheets of BIO-STUFF a development stage company, as at DECEMBER 31, 2008 , the statements of earnings and deficit, stockholders' deficiency and cash flows for the period from inception November 14, 2008 to DECEMBER 31, 2008. Theses financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BIO-STUFF a development stage company, as of December 31, 2008 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2, the company's significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ THOMAS J. HARRIS

Thomas J Harris, CPA
March 23, 2009

                                                                      BIO-STUFF
                                               (A DEVELOPMENT STAGE ENTERPRISE)
                                                                  BALANCE SHEET

_______________________________________________________________________________

                                                                   DECEMBER 31,
                                                                           2008
                                                                _______________

ASSETS
  Current assets:
    Cash                                                               $ 24,336
    Accounts receivable                                                       -
    Inventory                                                                 -
                                                                _______________
      Total current assets                                               24,336
                                                                _______________

 Fixed Assets
     Furniture and Equipment                                                  -
     Computer Equipment
     Leasehold Improvements
                                                                _______________
 Total Fixed Assets                                                           -
 Less Accumulated Depreciation
                                                                _______________
 Net Fixed Assets                                                             -
                                                                _______________

Other Assets
    Deposits                                                                  -
    Organizational expenses, net of accumulated amortization              1,126
                                                                _______________
 Total Other Assets                                                       1,126
                                                                _______________
      Total assets                                                     $ 25,462
                                                                ================


LIABILITIES
  Current liabilities:
    Accounts payable and accrued expenses                              $  4,750
    Advances from shareholder                                             1,180
                                                                _______________
      Total current liabilities                                           5,930
                                                                _______________


      Total liabilities                                                   5,930
                                                                _______________


STOCKHOLDERS' DEFICIT
  Common stock, $.001 par value, 100,000,000 authorized,
  and 8,876,100 shares issued and outstanding                             8,876
  Capital in excess of par value                                         15,969
  Stock subscription receivable                                            (425)
  Deficit accumulated during the development stage                       (4,888)
                                                                _______________
      Total stockholders' deficit                                        19,532
                                                                _______________
      Total liabilities and stockholders' deficit                      $ 25,462
                                                                ================





See Notes to Financial Statements

The accompanying notes are an integral part of these statements.

                                                                       BIO-STUFF
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                        STATEMENTS OF OPERATIONS
________________________________________________________________________________

                                               CUMULATIVE,
                                                INCEPTION,
                                              NOVEMBER 17,
                                              2008 THROUGH           YEAR-ENDED
                                              DECEMBER 31,         DECEMBER 31,
                                                      2008                 2008
                                              _____________        _____________

Sales                                             $      -            $       -
                                              _____________        _____________

Cost of Sales                                            -                    -
                                              _____________        _____________

Cost of Sales                                            -                    -

General and administrative expenses:
   Salaries                                              -
  Depreciation and Amortization                          -                    -
  Legal and professional fees                        4,750                4,750
  Other general and administrative                      87                   87
                                              _____________        _____________
    Total operating expenses                         4,837                4,837
                                              _____________        _____________
    (Loss) from operations                          (4,837)              (4,837)
                                              _____________        _____________

Other income (expense):
  Interest Income                                        -
  Currency losses                                      (51)                 (51)
  Interest (expense)                                     -
                                              _____________        _____________
    (Loss) before taxes                             (4,888)              (4,888)
                                              _____________        _____________

Provision (credit) for taxes on income                   -                    -
                                              _____________        _____________

    Net (loss)                                    $ (4,888)           $  (4,888)
                                              =============        =============

Basic earnings (loss) per common share                                $ (0.0039)
                                                                   =============

Weighted average number of shares outstanding                         1,250,840
                                                                   =============





See Notes to Financial Statements

The accompanying notes are an integral part of these statements


                                                                                                                         BIO-STUFF
                                                                                                  (A DEVELOPMENT STAGE ENTERPRISE)
                                                                                                STATEMENTS OF STOCKHOLDERS' EQUITY
__________________________________________________________________________________________________________________________________

                                                                                             DEFICIT
                                                                                           ACCUMULATED
                                                            CAPITAL IN       STOCK         DURING THE
                                      COMMON STOCK           EXCESS OF    SUBSCRIPTION    DEVELOPMENT
                                    SHARES    AMOUNT         PAR VALUE     RECEIVABLE        STAGE             TOTAL
                                ____________ ____________  ____________  ______________  _______________  ______________
INCEPTION, NOVEMBER 17, 2008

Founder Shares Issued             7,100,000      $ 7,100       $      -         $    -         $      -        $   7,100

Shares Issued                     1,776,100        1,776         15,969                                           17,745

 Stock subscription receivable                                                    (425)                             (425)

Development state net (loss)                                                                     (4,888)          (4,888)
                                ____________ ____________  ____________  ______________  _______________  ______________
Balances, December 31, 2008       8,876,100      $ 8,876       $ 15,969         $ (425)        $ (4,888)        $ 19,532
                                ============ ============  ============= ============== ================  ===============












See Notes to Financial Statements

The accompanying notes are an integral part of these statements.



                                                                                                BIO-STUFF
                                                                         (A DEVELOPMENT STAGE ENTERPRISE)
                                                                                 STATEMENTS OF CASH FLOWS
_________________________________________________________________________________________________________

                                                                  CUMULATIVE,
                                                                   INCEPTION,
                                                                 NOVEMBER 17,
                                                                 2008 THROUGH
                                                                 DECEMBER 31,
                                                                         2008                       2008
                                                            __________________         __________________

 Cash flows from operating activities:
  Net (loss)                                                         $ (4,888)                  $ (4,888)

 Adjustments to reconcile net (loss) to cash
   provided  (used) by  developmental
   stage activities:
     Depreciation and Amortization                                         39                         39
   Change in current assets and liabilities:
     Inventory                                                              -
     Deposits                                                               -
     Accounts payable and accrued expenses                              4,750                      4,750
                                                            __________________         __________________
       Net cash flows from operating activities                           (99)                       (99)
                                                            __________________         __________________

 Cash flows from investing activities:
     Purchase of other assets                                          (1,165)                    (1,165)

                                                            __________________         __________________
       Net cash flows from investing activities                        (1,165)                    (1,165)
                                                            __________________         __________________

 Cash flows from financing activities:
   Proceeds from sale of common stock                                  24,420                     24,420
   Advances from shareholder                                            1,180                      1,180
    Convertible Note Payable

                                                            __________________         __________________
       Net cash flows from financing activities                        25,600                     25,600
                                                            __________________         __________________
       Net cash flows                                                  24,336                     24,336

 Cash and equivalents, beginning of period                                  -
                                                            __________________         __________________
 Cash and equivalents, end of period                                 $ 24,336                   $ 24,336
                                                            ==================         ==================

 Supplemental cash flow disclosures:
   Cash paid for interest                                            $      -                   $      -
   Cash paid for income taxes                                               -



See Notes to Financial Statements

The accompanying notes are an integral part of these statements.

                                                                       BIO-STUFF
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                DECEMBER31, 2008
________________________________________________________________________________

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Following is a summary of the Company's organization and significant accounting policies:

ORGANIZATION AND NATURE OF BUSINESS -BIO-STUFF, ("We," or "the Company") is a Nevada corporation incorporated on November 17, 2008. The Company is primarily engaged in the design and development of environmentally friendly waste disposal products for open air events using bio-degradable plastics.

The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

BASIS OF PRESENTATION - Our accounting and reporting policies conform to U.S. generally accepted accounting principles applicable to development stage enterprises. Changes in classification of 2008 amounts have been made to conform to current presentations.

USE OF ESTIMATES -The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS -For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

PROPERTY AND EQUIPMENT - The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS - We have adopted Statements of Financial Accounting Standards regarding DISCLOSURE ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

FEDERAL INCOME TAXES - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statements of Financial Accounting Standards regarding ACCOUNTING FOR INCOME TAXES, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

NET INCOME PER SHARE OF COMMON STOCK - We have adopted Statements of Financial Standards regarding EARNINGS PER SHARE, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and

                                                                       BIO-STUFF
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                DECEMBER31, 2008
________________________________________________________________________________


denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not have a complex capital structure requiring the computation of diluted earnings per share.

NOTE 2 - UNCERTAINTY, GOING CONCERN: At December 31, 2008, we were engaged in a business and had suffered losses from development stage activities to date. In addition, we have minimal operating funds. Although management is currently attempting to identify business opportunities and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, we must rely on our officers to perform essential functions without compensation until a business operation can be commenced. No amounts have been recorded in the accompanying financial statements for the value of officers' services, as it is not considered material.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - FEDERAL INCOME TAX:
We follow Statements of Financial Accounting Standards regarding ACCOUNTING FOR INCOME TAXES. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.


The provision for refundable Federal income tax consists of the following:

                                                                        2008
Refundable Federal income tax attributable to:
         Current operations                                           (4,888)
Less, Nondeductible expenses                                             -0-
         -Less, Change in valuation allowance                          4,888
Net refundable amount                                                     -


The cumulative tax effect at the expected rate of 15% of significant items comprising our net deferred tax amount is as follows:

                                                                        2008
  Deferred tax asset attributable to:

            Net operating loss carryover                               $ 733
  Less, Valuation allowance                                             (733)
            Net deferred tax asset                                         -

At December 31, 2008, an unused net operating loss carryover approximating $733 is available to offset future taxable income; it expires in 2028.

                                                                       BIO-STUFF
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                DECEMBER31, 2008
________________________________________________________________________________


NOTE 4 - CUMULATIVE SALES OF STOCK:

Since its inception, we have issued shares of common stock as follows:

On November 17, 2008, our Directors authorized the issuance of 7,100,000 founder shares at par value of $0.001. These shares are restricted under rule 144 of the Securities Exchange Commission.

On various days in December 2008, our Directors authorized the issuance of 1,776,100 shares of common stock at a price of $0.01 per share as fully paid and non-assessable to the subscriber. These shares are not restricted and are free trading.

NOTE 5 - NEW ACCOUNTING PRONOUNCEMENTS:

RECENT ACCOUNTING PRONOUNCEMENTS
In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the

                                                                       BIO-STUFF
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                DECEMBER31, 2008
________________________________________________________________________________


simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In  December  2007,  the FASB,  issued  FAS No.  141  (revised  2007),  Business
Combinations.'This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities--Including an Amendment of FASB Statement No.
115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for

                                                                       BIO-STUFF
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                DECEMBER31, 2008
________________________________________________________________________________


financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

       Up to a Maximum of 7,500,000 Common Shares at $.05 per Common Share



                                   Prospectus

                                    BIO-STUFF


                                 March 23, 2009


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses.

SEC Registration Fee . . . . . .  $    18.23
Printing and Stationary Expenses    1,500.00
Legal Fees and Expenses . . . .     2,500.00
Accounting Fees and Expenses. .     3,500.00
Miscellaneous . . . . . . . . .     2,500.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $10,018.23
                                  ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the fourth quarter of 2008, BIO-STUFF sold a total of 1,876,100 common shares at $.01 per common share to non-affiliates for cash.

The above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit

3.1       Articles of Incorporation.
3.2       By-Laws.
5.1       Consent and opinion of Diane D. Dalmy, Attorney At Law.
23.1      Consent of CPA Thomas Harris.
99.1      Graphic of the bio-Ashtray.


ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

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


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lisbon, Portugal, on March 27, 2009.

BIO-STUFF

By: /s/JOAO P. DOS SANTOS
    _______________________
    Joao P. dos Santos, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ JOAO P. DOS SANTOS
    _______________________
    Joao P. dos Santos, CEO
         Director
     Principal Financial Officer,
      Controller and Director
       March 27, 2009